United States
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):
January 1, 2013
Remy International, Inc.
(Exact name of Registrant as Specified in its Charter)

001-13693
(Commission File Number)

Delaware	35-1909253
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification Number)
600 Corporation Drive
Pendleton, Indiana 46064
(Addresses of Principal Executive Offices)

(765) 778-6499
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
The Compensation Committee of the Board of Directors of Remy International, Inc. (the "Company") has appointed Shawn Pallagi, age 55, as Senior Vice-President and Chief Human Resources Officer effective January 1, 2013.
Mr. Pallagi has served as Vice President of Human Resources of the Company since he joined the Company in November 2011. Prior to that, Mr. Pallagi engaged in executive level management and human resources consulting from 2010 through 2011. Mr. Pallagi previously served in several management positions for General Motors Corporation, including Executive Director of Human Resources of Global Manufacturing and Labor Relations from 2005 through 2010. Mr. Pallagi has a Bachelor of Science in Business Administration from Western Michigan University.
Effective January 1, 2013, the Company and Mr. Pallagi entered into an Employment Agreement, a copy of which is attached as Exhibit 10.1.

Item 9.01.            Financial Statements and Exhibits
(c) Exhibits
Exhibit                Description
10.1                Employment Agreement - Shawn Pallagi

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Remy International, Inc.
Date: January 4, 2013	By:	/s/ Fred Knechtel
		Name:	Fred Knechtel
		Title:	Senior Vice President and Chief Financial Officer